SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 11, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On Thursday, June 21, 2018, Zion Oil & Gas, Inc. (“Zion” or “Company”) received a subpoena to produce documents from the Fort Worth office of the Securities and Exchange Commission ("SEC"), informing Zion of the existence of a non-public, fact-finding inquiry into the Company. Zion, an SEC-reporting company with audited financial statements in the US and Israel for over a decade, will fully cooperate with this investigation. Until receipt of the subpoena on June 21, 2018, Zion had no previous communication with the SEC on this issue and was unaware of this investigation. The SEC stated that "the investigation and the subpoena do not mean that we have concluded that [Zion] or anyone else has violated the law."

While we acknowledge that our response to the subpoena will necessarily entail significant costs and management's attention, it should have no effect on Zion's ongoing testing procedures on its Megiddo-Jezreel #1 well. The Company does not intend to comment further on this matter unless in the Company’s judgment, it merits further comment or public disclosure.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: July 11, 2018	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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